Exhibit 99.1

PRESS RELEASE

Weatherford Announces Chairman and Chief Executive Officer Departure

and Appointment of Chairman of the Board and Chief Executive Officer

BAAR, Switzerland, November 9, 2016 –Weatherford International plc (NYSE: WFT) announces the departure of Bernard J. Duroc-Danner, Chairman of the Board, President and Chief Executive Officer effective immediately. Mr. Robert Rayne, current Vice Chairman of the Board, will serve as Chairman of the Board. Mr. Krishna Shivram will lead the Company as interim Chief Executive Officer, and will continue as Chief Financial Officer (CFO) until a new CFO is named in the coming days.

Management Statement

The Board is extremely grateful to Dr. Duroc-Danner for his leadership, vision, loyalty and the guidance provided to Weatherford and its predecessors for the past 30 years. He has grown and steered the Company from humble beginnings into one of the leading oilfield service providers that it is today, providing numerous contributions to both the Company and the industry.

Mr. Rayne commented further, “We look forward to moving ahead to build upon the successes of the Company that Dr. Duroc-Danner has built and grown and are infinitely thankful for his service. We will continue to rely on our very experienced and talented management team to steer the Company forward and to continue making progress on enhancing shareholder value. We have full confidence that Mr. Shivram is the right person to lead the Company in this very challenging market and he has our full support.”

Mr. Shivram commented, “I am grateful to the Board for this opportunity to further serve Weatherford. We have the people, technology and global reach to thrive in an improving market backdrop. I look forward to the challenges and opportunities ahead, and want to personally thank Bernard for his mentorship and guidance.”

Krishna Shivram was appointed Executive Vice President and Chief Financial Officer of the Company in November 2013. Mr. Shivram has over 25 years of financial and operational management experience in the oilfield service industry and previously worked for Schlumberger Ltd. in a variety of roles across the globe.

About Weatherford

Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in over 100 countries and has a network of approximately 1,000 locations, including manufacturing, service, research and development, and training facilities and employs approximately 31,000 people. For more information, visit www.weatherford.com and connect with Weatherford on LinkedIn, Twitter, YouTube and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements include, among other things, the Company’s forecasts and expectations regarding business outlook and performance and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management, and are subject to significant risks, assumptions and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, the Company’s Quarterly Reports on Form 10-Q, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

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Weatherford Contacts

Krishna Shivram

Chief Executive Officer

+1.713.836.4610

Karen David-Green

Vice President – Investor Relations, Corporate Marketing and Communications

+1.713.836.7430